UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009

Skins Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	000-51119 (Commission File Number)	20-4711789 (I.R.S. Employer Identification No.)

1 Newark Street
Suite 25A
Hoboken New Jersey  07030
 (Address of principal executive offices)

(201) 377-5502
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership

On August 14, 2009 the Company and its wholly-owned subsidiary, Skins Footwear, Inc. filed a voluntary petition in the Unites States Bankruptcy Court (the “Bankruptcy Court”), District of Delaware, pursuant to Chapter 7 of Title 11 of the United States Code.  The Bankruptcy Court has not yet been appointed a trustee.  The Bankruptcy Court case numbers are as follows:   Skins Inc.: 09-12889, Skins Footwear, Inc.: 09-12888

Skins Inc. and Skins Footwear, Inc. have retained the services of  Christopher D. Loizides, Attorney and the law firm of Loizides, P.A., (1225 King Street, Suite 800, Wilmington, DE  19801    Phone: 302-654-0248) to represent them in the bankruptcy proceedings.

In connection with the filings, Skins Inc. and Skins Footwear, Inc. have ceased all business activity and operations.  Both Companies believe that their assets will be insufficient to satisfy the claims of creditors and it is unlikely that shareholders of each company will be eligible to participate in any distributions of the assets held by the respective Companies, as a result of the bankruptcy.

It is expected that Skins Inc. and its wholly-owned subsidiary, Skins Footwear, Inc., will cease to file reports under the Securities Exchange Act of 1934.  The bankruptcy trustee will be responsible for the liquidation of the Companies’ assets.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on the days indicated below, simultaneous where indicated with the Bankruptcy filing described in Item 1.03, the following board members and executives have tendered their resignations from Skins Inc., and its wholly owned subsidiary Skins Footwear, Inc.:

Name	Title	Date of Resignation
Michael Rosenthal	Chairman of the Board	August 14, 2009

Mark Klein	Director, President, and Chief Executive Officer	August 14, 2009

Frank Zambrelli	Director	August 14, 2009

Michael Solomon	Chief Financial Officer, Principal Financial and Accounting Officer, and Company Secretary	August 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKINS INC.

Date: August 14, 2009	/s/ Mark Klein
Name Mark Klein Title: Chief Executive Officer